Exhibit 3
By-laws, amended


                          ARTICLE I
                           Offices

SECTION 1.1.   REGISTERED OFFICE

The registered office shall be established and maintained as prescribed in the Certificate of Incorporation of the Corporation.

SECTION 1.2.   OTHER OFFICES

The corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                         ARTICLE II
                  Meetings of Stockholders

SECTION 2.1.   PLACE OF MEETINGS

All meetings of the stockholders for the election of directors shall be held in the City of Rockford, State of Illinois, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Illinois as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Illinois, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.2.   ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held, in each year, commencing in 1999, by the third Wednesday following January 2 at 10:00 A.M., local time, or such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.3.   VOTING

Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these bylaws shall, except as otherwise provided by the Certificate of Incorporation, be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.

SECTION 2.4.   LIST OF STOCKHOLDERS

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.5.   QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.6.   SPECIAL MEETINGS

Special meetings of the stockholders for any proper purpose or purposes may be called by the Board of Directors or by the Chairman of the Board of Directors, and shall be called upon a request in writing therefore stating the purpose or purposes thereof signed by the holders of two-thirds of the outstanding shares of Common Stock of the Corporation.

SECTION 2.7.   NOTICE OF MEETINGS

Except as otherwise provided by law, written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation either personally or by mail, not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 2.8.   NOMINATIONS FOR DIRECTOR

Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations other than those made by the Board of Directors shall be made by notice in writing, delivered or mailed by registered or certified United States mail, return receipt requested, postage prepaid, to the Secretary of the Corporation, not less than 20 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, if less than 21 daysO notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the seventh day following the day on which the notice of meeting was mailed to the stockholders. Each such written notice shall contain the following information: (a) The name and residence address of the stockholder making the nomination; (b) Such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (c) The signed consent of each nominee to serve as a member of the Board of Directors if elected, and the signed agreement of each nominee that if elected he or she will be guided by the philosophy and concepts of human and industrial association of the Corporation as expressed in its Constitution in connection with the nomineeOs service as a member of the Board of Directors.

Unless otherwise determined by the Chairman of the Board of Directors or by a majority of the directors then in office, any nomination which is not made in accordance with the foregoing procedure shall be defective, and any votes which may be cast for the defective nominee shall be disregarded.

                         ARTICLE III
                          Directors

SECTION 3.1.   GENERAL POWERS

The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these bylaws conferred upon or reserved to the stockholders.

SECTION 3.2.   NUMBER AND TERM

The Board of Directors shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. The number of directors which shall constitute the whole Board of Directors shall be eight, consisting of three Class I directors, three Class II directors, and two Class III directors. Except as provided in Section 3.4 hereof, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders next ensuing, each initial director in Class II shall hold office until the annual meeting of stockholders one year thereafter, and each initial director in Class III shall hold office until the annual meeting of stockholders two years thereafter. If the number of directors is changed, any increase or decrease shall be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible. In no case will a decrease in the number of directors shorten the term of any incumbent director.

SECTION 3.3.   VACANCIES

Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Except as provided in Section
3.4 hereof, any director elected to fill a vacancy shall hold office for the remaining term of the class in which the vacancy shall have occurred or shall have been created.

SECTION 3.4.   QUALIFICATIONS

Unless otherwise determined by the Board of Directors, the term of any director shall end on September 30th next following said directorOs seventieth birthday. No person may serve as a director unless such person agrees in writing that in connection with such service he or she will be guided by the philosophy and concepts of human and industrial association of the corporation as expressed in its Constitution.

SECTION 3.5.   DIRECTOR EMERITUS

Any director who requests that he be appointed a director emeritus and any director who is not re-elected by the stockholders may, with the approval of the Board of Directors, be a director emeritus until the next annual meeting of the Board of Directors. A director emeritus may attend directors' meetings and counsel the directors but will not be a member of the Board of Directors and will not have the voting rights of a director.

SECTION 3.6.   INCREASE OR DECREASE OF NUMBER

The number of directors may be increased or decreased from time to time by amendment of these bylaws.

SECTION 3.7.   REMOVAL

Any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock of the Corporation.

SECTION 3.8.   REGULAR MEETINGS

The first regular meeting of each newly elected Board of Directors shall be held immediately after, and at the same place as, the Annual Meeting of Stockholders. Thereafter regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time establish. Regular meetings shall be held at the corporate office at 5001 North Second Street, Rockford, Illinois unless otherwise noted by prior written notice. Regular meetings of the Board of Directors will be held without other notice than this bylaw. Any such regular meeting other than the first regular meeting may be cancelled by the person or persons authorized to call special meetings of the Board of Directors. Any such cancellation shall be accomplished by giving notice in accordance with Section
3.11 of these bylaws.

SECTION 3.9.   SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place of any meeting called by such person or persons.

SECTION 3.10.  MINIMUM SCHEDULE OF MEETINGS

During each calendar quarter, the Board of Directors shall conduct at least one meeting. Each regular meeting and each special meeting shall be regarded as one meeting. For the purposes of this Section 3.10, action without meeting pursuant to Section 3.15 of these bylaws shall not be regarded as a meeting.

SECTION 3.11.  NOTICE

Notice of any special meeting or the cancellation of any regular meeting shall be given to each director by letter delivered at least two days before the meeting, or by telegram delivered at least one day before the meeting, or by such shorter telephone or other notice as the person or persons calling or canceling the meeting may deem appropriate in the circumstances. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice thereof.

SECTION 3.12.  PRESIDING OFFICER

Meetings of the stockholders and the Board of Directors shall be presided over by the Chairman of the Board of Directors, or if he is not present, by the Vice Chairman of the Board of Directors, or if he is not present, by the President, or if he is not present, by a Vice President, or if neither the Chairman of the Board of Directors, nor the Vice Chairman of the Board of Directors, nor the President, nor a Vice President is present, then by a presiding officer to be chosen by a majority of the directors present.

SECTION 3.13.  QUORUM

A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute. If at any meeting of the board there shall be less than a quorum present, a majority of these present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 3.14.  COMPENSATION

The Board of Directors shall have authority to fix the compensation of all directors and directors emeritus. By resolution of the Board of Directors expenses of attendance, if any, may be allowed for attendance by each director and director emeritus at each regular or special meeting of the Board of Directors. Nothing herein shall be construed to preclude any director or director emeritus from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 3.15.  ACTION WITHOUT MEETING

Any action required or permitted to be taken at any meeting of the Board of Directors, may be taken without a meeting if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

SECTION 3.16.  MEETINGS BY CONFERENCE TELEPHONE

Members of the Board of Directors may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at such meeting.

                         ARTICLE IV
            Committees of the Board of Directors

SECTION 4.1.   COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors shall designate an Executive Committee, an Audit Committee, a Compensation Committee, a Selection Committee, a Management Operations Committee, and a Stock Option Committee, each of which shall have and may exercise the powers and authority of the Board of Directors to the extent hereinafter provided. The Board of Directors may designate one or more additional committees of the Board of Directors with such powers and authority as shall be specified in the resolution of the Board of Directors. Each committee shall consist of such number of directors not less than two as shall be determined from time to time by resolution of the Board of Directors. The Chairman of the Board of Directors shall be ex-officio a member of all committees of the Board of Directors other than the Audit Committee and the Stock Option Committee, and he shall be chairman of the Executive Committee. All actions of the Board of Directors designating committees, or electing or removing members of such committees, shall be taken by a resolution passed by a majority of the whole Board of Directors. Each committee shall keep a written record of all action taken by it. All action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to approval and revision by the Board of Directors, provided that no legal rights of third parties shall be affected by such revisions and in no event shall the Board of Directors take any action with respect to the Stock Option Committee which would cause the 1996 Long-Term Incentive Compensation Plan as amended from time to time (the "Long-Term Incentive Plan") to fail to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or cause the members of the Stock Option Committee not to qualify as "disinterested persons" under said Rule 16b-3.

SECTION 4.2.   ELECTION OF COMMITTEE MEMBERS

The members of each committee shall be elected by the Board of Directors and shall serve until the first meeting of the Board of Directors after the annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The Board of Directors may designate the chairman of each committee other than the Executive Committee and may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

SECTION 4.3.   COMMITTEE RULES AND PROCEDURES

The Chairman of the Board of Directors, the chairman of any committee, or a majority of the members of any committee, may call a meeting of that committee. Unless the Board of Directors otherwise provides, each committee may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to
Article III of these bylaws, except that a quorum of the Management Operations Committee for the transaction of business shall consist of one member so long as such committee consists of two members.

SECTION 4.4.   EXECUTIVE COMMITTEE

During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation upon any matter which in the opinion of the Chairman of the Board of Directors should not be postponed until the next previously scheduled meeting of the Board of Directors. The Executive Committee shall have the power and authority to declare cash dividends. Notwithstanding the foregoing, as provided by law the Executive Committee shall not have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporationOs property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending these bylaws.

SECTION 4.5.   AUDIT COMMITTEE

The Audit Committee shall have the power to recommend to the Board of Directors the selection and engagement of independent accountants to audit the books and accounts of the corporation and the discharge of the independent accountants. The Audit Committee shall review the scope and approach of the annual audit as recommended by the independent accountants, the scope and approach of internal audits of the corporation, the system of internal accounting controls of the corporation, and shall review the reports to the Audit Committee of the independent accountants and the internal auditors.

SECTION 4.6.   COMPENSATION COMMITTEE

The Compensation Committee shall have the power to recommend to the Board of Directors the compensation of the officers and key personnel of the corporation.

SECTION 4.7.   SELECTION COMMITTEE

The Selection Committee shall have the power to recommend to the Board of Directors candidates for election to the Board of Directors.

SECTION 4.8.   MANAGEMENT OPERATIONS COMMITTEE

The Management Operations Committee shall have the power to authorize and approve such routing matters arising in the ordinary course of business of the corporation as the Board of Directors shall establish from time to time by resolution. The Management Operations Committee shall have no power or authority to declare cash dividends and shall have no power denied to the Executive Committee in Section
4.4 hereof.

SECTION 4.9.   STOCK OPTION COMMITTEE

The Stock Option Committee shall have the power to administer the Corporation's Long-Term Incentive Plan in accordance with the terms of the Long-Term Incentive Plan, and to make all determinations and to take all such actions in connection therewith or in relation thereto as it deems necessary or advisable, including the granting of all incentives to eligible working members in accordance with the terms of the Long-Term Incentive Plan.

                          ARTICLE V
                          Officers

SECTION 5.1.   OFFICERS
The officers of the corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a Vice Chairman of the Board of Directors and one or more Assistant Treasurers and Assistant Secretaries.

SECTION 5.2.   OTHER OFFICERS AND AGENTS

The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 5.3.   QUALIFICATIONS

Except for the Chairman of the Board of Directors, and unless otherwise determined by the Board of Directors, each officer of the corporation shall be under the age of 65 at the time of election. None of the officers of the corporation, except the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, need be a Director.

SECTION 5.4.   ELECTION AND TERM OF OFFICE

The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 5.5.   REMOVAL

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 5.6.   CHAIRMAN

The Chairman of the Board of Directors shall be elected from among the members of the Board of Directors. He shall be the chief executive officer of the corporation, and he shall have general supervision of the business affairs and property of the corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall, subject to the direction and control of the Board of Directors, be its representative and medium of communication; he shall, to the best of his ability, see that the acts of the officers conform to the policies of the corporation as determined by the Board of Directors, and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

SECTION 5.7.   VICE CHAIRMAN

The Board of Directors may from time to time elect a Vice Chairman of the Board of Directors. Such Vice Chairman shall be a director and shall serve as Vice Chairman until his term of office as director concludes, or until his successor as Vice Chairman shall have been elected and qualified, whichever event shall first occur. The Vice Chairman shall perform the duties and exercise all the powers of the Chairman of the Board of Directors, when, and for so long as the Chairman of the Board of Directors so directs in writing. The Vice Chairman shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 5.8.   PRESIDENT

The President shall be the chief operating officer of the corporation.

SECTION 5.9.   VICE PRESIDENTS

Each Vice President shall have such duties and powers as shall be assigned to him or her by the President or by the Board of Directors.

SECTION 5.10.  TREASURER

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 5.11.  SECRETARY

The Secretary shall: (a) keep the minutes of the meetings of the stockholders and of the Board of Directors in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the Chairman or Vice Chairman of the Board of Directors, the President, or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 5.12.  ASSISTANT TREASURERS AND ASSISTANT
SECRETARIES

The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries, as thereunto authorized by the Board of Directors, may sign with the Chairman or Vice Chairman of the Board of Directors, the President or a Vice President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary respectively, or by the President or the Board of Directors.

SECTION 5.13.  SALARIES

The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                         ARTICLE VI
                            Stock

SECTION 6.1.   CERTIFICATES OF STOCK

Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation, by the Chairman or the Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate and the seal of the corporation if one be used may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

SECTION 6.2.   TRANSFER OF STOCK

Transfer of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, by his attorney thereunto authorized, by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares properly endorsed and with all taxes thereon paid. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. However, if any transfer of shares is made only for the purpose of furnishing collateral security and such fact is made known to the Secretary of the corporation, or to the corporation's transfer clerk or transfer agent, the entry of the transfer shall record such fact.

SECTION 6.3.   TRANSFER AGENT AND REGISTRAR

The Board of Directors may appoint one or more transfer agents and registrars, and thereafter it may require all stock certificates to bear the signature of a transfer agent and a registrar or a facsimile thereof.

SECTION 6.4.   RULES OF TRANSFER

The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for the shares of the corporation.

SECTION 6.5.   LOST CERTIFICATE

Any person claiming a certificate for shares of the corporation to have been lost, stolen, or destroyed shall make an affidavit of the fact and lodge such affidavit with the Secretary of the corporation, accompanied by a signed application for a new certificate. Any such person shall give the corporation a bond of indemnity with one or more sureties satisfactory to the Board of Directors and in an amount which in its judgment, shall be sufficient to save the corporation from loss, and thereupon, the proper officers may cause to be issued a new certificate of like tenor with the one alleged to have been lost, stolen, or destroyed, but the Board of Directors may refuse the issuance of such new certificate.

SECTION 6.6.   DIVIDENDS

Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

                         ARTICLE VII
                       Indemnification

SECTION 7.1.

(a) The corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneysO fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneysO fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the corporation, or a director, officer, employee, fiduciary or agent of any other enterprise serving at the request of the corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses (including attorneysO fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneyOs fees) incurred by a director, officer, employee, fiduciary or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section.



(f) The indemnification and advancement of expenses provided by, or granted pursuant to the other subsections of this Section shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) The provisions of this Section shall be applicable to all actions, suits or proceedings pending at the time or commenced after the adoption of this Section, whether arising from acts or omissions to act occurring, or based on claims asserted, before or after the adoption of this Section. A finding that any provision of this Section is invalid or of limited application shall not affect any other provision of this Section nor shall a finding that any portion of any provision of this Section is invalid or of limited application affect the balance of such provision. The adoption of this Section shall not impair the rights any person may have had under Article XII of the bylaws of Woodward Governor Company, an Illinois corporation, so that if such person is not entitled to the benefit of the provisions of this Section with respect to any action, suit or proceeding, he shall continue to be entitled to the benefit of the provisions of Article XII of the bylaws of Woodward Governor Company, an Illinois corporation, with respect to such action, suit or proceeding.

(h) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

(i) For the purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                        ARTICLE VIII
            Contracts, Loans, Checks and Deposits

SECTION 8.1.   CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 8.2.   LOANS

No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.
Such authority may be general or confined to specific instances.

SECTION 8.3.   CHECKS

All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 8.4.   DEPOSITS

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                         ARTICLE IX
                     General Provisions

SECTION 9.1.   SEAL

The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words: "Rockford, Illinois. Incorporated June 1902." Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced.

SECTION 9.2.   FISCAL YEAR

The fiscal year of the corporation shall commence on the first day of October and shall end of the thirtieth day of September in each year.

SECTION 9.3.   RESIGNATIONS

Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 9.4.   WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                          ARTICLE X
                         Amendments

SECTION 10.1.  BYLAW AMENDMENTS

The Board of Directors shall have concurrent power with the stockholders to adopt, amend or repeal these bylaws; provided, however, that (i) these bylaws shall not be adopted, amended or repealed by the stockholders except by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock of the Corporation, and
(ii) no bylaw may be adopted by the stockholders which shall impair or impede the power of the Board of Directors under paragraph A of Article SEVENTH of the Certificate of Incorporation of the Corporation.